EXHIBIT 99.9
April 21, 2015

Essex Rental Corp.
Board of Directors
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089

Gentlemen:
Casey Capital, LLC (together with its affiliates, "Casey Capital") is in receipt of your April 14, 2015 letter as included as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission. We also are in receipt of letters from your counsel to ours dated April 8, 2015 and April 14, 2015, respectively. We are not certain that we understand all of your actions and positions and would like you to better understand ours.
1.  Consideration of Additional Candidates for Director Nomination.  We understand that five additional individuals not previously affiliated with us have been duly nominated as candidates for election to the Board of Directors of Essex Rental Corp. at the 2015 Annual Meeting of Stockholders. As we continue to consider alternatives that will serve the interests of all stockholders, we intend to contact some or all of these nominees for the purpose of discussing with them their respective backgrounds and qualifications to serve on Essex's Board.
2.  New York Office. Your April 14, 2015 letter expressed a determination not to extend the Essex's arrangement with Hyde Park Real Estate LLC for your New York office space  beyond the period expiring February 2016. As Essex stockholders know, Hyde Park Real Estate LLC is an affiliate of Board Chairman Laurence S. Levy and has been collecting payments from Essex for renting office space. We feel the office space arrangement is expensive, unnecessary and wasteful, and believe stockholders are better served by an immediate termination of this lease arrangement.
3.  Revocation of Stocklist. On April 1, 2015 Casey Capital submitted to Essex a demand to inspect Essex stocklist materials pursuant to and in accordance with Section 220 of the Delaware General Corporation Law ("Section 220"). By letter dated April 8, 2015, a copy of which is attached as Exhibit A, counsel to Essex stated that Essex was prepared to make a list of stockholders available to Casey Capital. Then, by letter dated April 14, 2015, a copy of which is attached as Exhibit B, counsel to Essex advised that Casey Capital is not entitled to inspection of the stocklist materials stating that the "purpose for the demanded inspection does not constitute proper purpose under Section 220." We are confused by this about-face and are concerned that you are violating Delaware law and Section 220 by denying Casey Capital its statutory right to inspect these stocklist materials.
4.  Confirmation of Nominations.  Your April 14, 2015 letter's assertions with respect to Casey Capital's nomination notice  also are contrary to Delaware law and conflict with Essex's own Bylaws.
Your April 14, 2015 letter states that Section 3.3 of the Bylaws limits the right to make nominations "to stockholders of the company entitled to vote for the election of directors at the relevant meeting." Your letter also references Section 2.9 of the Bylaws and claims that "the stock ledger is wholly determinative as to who is a stockholder of the company...for purposes of entitlement to vote at any meeting of stockholders." You then state that none of our participating stockholders "are listed as stockholders on the company's stock ledger." You conclude that we are not entitled to make nominations at Essex's 2015 Annual Meeting of Stockholders.
Casey Capital has been advised that Essex's record date for purposes of the 2015 Annual Meeting has been set for April 20, 2015.  Applying your apparent reading of the Bylaws, stockholders of record as of April 20, 2015 are entitled to vote at the 2015 Annual Meeting and also are eligible to make nominations pursuant to Section 3.3. Attached as Exhibit C is a statement from Essex's transfer agent that confirms that Mr. Casey indeed is listed as a stockholder on Essex's stock ledger effective as of April 16, 2015. As Mr. Casey appears as a registered stockholder of Essex prior to the record date according to the stock ledger maintained by your transfer agent, your transfer agent's records confirm that Mr. Casey is entitled to vote at the 2015 Annual Meeting. Because Essex's stock ledger identifies Mr. Casey as a stockholder entitled to vote at the 2015 Annual Meeting, his nominations in fact meet the very requirement of Section 3.3 you say he has not met.
To be timely, Section 3.3 requires that the nomination notice be delivered no later than the close of business on the 10th day following the date that the 2015 Annual Meeting was publicly disclosed. Essex publicly disclosed the 2015 Annual Meeting date in its Annual Report on Form 10-K filed with the SEC on March 31, 2015. Essex received our nomination notice on April 9, 2015, fully within the required ten day period. Thus, our nomination notice is timely and in accordance with Essex's Bylaws. Your attempt to argue otherwise is without merit.
A better reading of the Essex's Bylaws reveals that record ownership is not a requirement to nominate candidates for the board of directors. Under Section 3.3, nominations of persons for election to the board of directors may be made by any stockholder entitled to vote for the election of directors at the meeting. According to Section 2.6, each stockholder represented at a meeting of stockholders shall be entitled to vote. Section 2.6 continues by expressly stating that each stockholder entitled to vote may authorize any person to act for him by proxy. Therefore, record ownership is not a requirement to being entitled to vote and it is not a requirement for eligibility to make nominations. Your position that a stockholder must be a record holder in order to nominate a candidate for the board of directors is both contrary to Essex's Bylaws and is a disingenuous attempt to stall the proper nominations of director candidates that we continue to believe will maximize stockholder value.
You also maintain by reference to Section 2.9 of the Bylaws that Essex's stock ledger is "wholly determinative as to who is a stockholder of the company." We disagree and believe that Section 2.9 is in direct conflict with Delaware law. Despite your attempt to limit who is entitled to inspect the stock ledger or books and records of Essex to only record holders, Section 220(a)(1) of the Delaware General Corporation Law clearly states that such right may be exercised by either a record or beneficial stockholder, rendering Section 2.9 invalid under Delaware law. In fact, your reference to Section 2.9 of the Bylaws supports our arguments set forth above. If Essex had been attempting to limit certain rights to only record holders (albeit contrary to Delaware law), it specifically failed to so limit the right to nominate persons to the board of directors because it omits from Section 2.9 any mention of the right to make nominations. In other words, if the drafter of Section 2.9 intended the stock ledger to be determinative for purposes of limiting the rights of stockholders to bring nominations, why does Section 2.9 identify certain stockholder rights but fail to reference nominations? We suspect a Delaware court would ask the same question when it enjoins Section 2.9.
It is also worth noting that the similar structure in the wording of Sections 2.2 (relating to the rights of stockholders to bring business at meetings) and 3.3 (relating to the rights of stockholders to nominate directors) of the Bylaws and their references to beneficial ownership also would be informative to a Delaware court faced with your tortured interpretation of the Bylaws. Each of Sections 2.2 and 3.3, which in many places have identical wording, require the stockholder to provide "the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder." SEC Rule 14a-8 (Shareholder Proposals) overlays Section 2.2 which entitles stockholders to bring business/proposals before annual meetings. Neither Rule 14a-8 nor Section 2.2 requires record ownership; beneficial ownership is permitted by each of the applicable federal regulation and Section 2.2. Because Section 3.3's wording parallels Section 2.2's wording, and because Section 2.2 contemplates beneficial ownership, beneficial ownership, not record ownership, also must apply to Section 3.3.
We have properly and timely submitted a slate of nominees that can maximize Essex's stockholder value, and we are disappointed with your attempt to delay our nominees' election. We are confident that both Essex's Bylaws and Delaware law are in our favor and urge you to end your stall tactics and to engage in productive discussions that will create meaningful value for all of Essex's stockholders.
5.  Settlement Discussions. We believe any director election contest will be costly for Essex and its stockholders, and we appreciate your willingness to review the viability of the candidacy of all three of our nominees as well as the candidacy of the five other individuals who we understand have been nominated. Further to that, we invite you to discuss with us a settlement of the issues with respect to the outstanding nominations and records demands. We believe that the interests of all stockholders will be best served if you and we are able to enter into good faith discussions regarding resolution as soon as possible. In addition, we have a team that is willing to help Essex at de minimis cost and a plan to lower Essex's cost structure.

Sincerely,
/s/ Kevin M. Casey
Kevin M. Casey

Keating Muething & Klekamp is acting as legal advisor to Casey Capital.

About Casey Capital, LLC

Casey Capital is an investment manager based in Sherman, Connecticut, founded in 2002 by Kevin Casey. Casey invests in high quality but underperforming public companies that have multiple levers to unlock shareholder value. The firm seeks to engage with the management, boards, and shareholders of companies in a constructive dialogue in order to enhance shareholder value through improved operational efficiencies, strategic divestitures, capital structure optimization and increased corporate focus.

Cautionary Statement Regarding Opinions and Forward-Looking Statements
Certain information contained herein constitutes "forward-looking statements" with respect to Essex, which can be identified by the use of forward-looking terminology such as "may," "will," "seek," "should," "could," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Casey Capital are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. Casey Capital reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Casey Capital disclaims any obligation to update the information contained herein. Casey Capital and/or one or more of the funds it manages may purchase additional Essex shares or sell all or a portion of their shares or trade in securities relating to such shares.

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Investor Contact:
Casey Capital, LLC
Kevin Casey
646-825-4630

CASEY CAPITAL, LLC ("CASEY CAPITAL") INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF ESSEX RENTAL CORP. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASEY CAPITAL, KC GAMMA OPPORTUNITY FUND, LP, KEVIN CASEY, CHRISTOPHER KINSLOW, JOHN OLIVA AND RELATED PARTICIPANTS IN THE SOLICITATION (COLLECTIVELY, THE "PARTICIPANTS"), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, D.F. KING & CO., INC., CASEY CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING D.F. KING AT (212) 269-5550 OR TOLL-FREE AT (866) 406-2283.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS WILL BE CONTAINED IN THE SCHEDULE 14A TO BE FILED BY CASEY CAPITAL WITH THE SEC. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

EXHIBIT A
April 8, 2015

VIA EMAIL AND FEDERAL EXPRESS
Keating Muething & Klekamp PLL
One East Fourth Street, Suite 1400
Cincinnati, Ohio 45202
Attn: F. Mark Reuter, Esq.
Re:  Demand by Casey Capital, LLC and KC Gamma Opportunity Fund, LP
Dear Mr. Reuter:
I am writing on behalf of Essex Rental Corp., a Delaware corporation (the "Company"), in response to the demand on behalf of Casey Capital, LLC and KC Gamma Opportunity Fund, LP (each a "Holder" and together, the "Holders"), dated April 1, 2015 (the "Demand Letter"), for inspection of books and records under Section 220 of the Delaware General Corporation Law ("Section 220").
The Company is prepared to make a list of the Company's stockholders available for inspection by the Holders' designees specified in the Demand Letter.  By making such stockholder list available, the Company does not admit that the Holders are entitled to the inspection demanded, and the Company expressly reserves all rights with respect thereto, including, without limitation, to allege that the Demand Letter does not comply with Delaware law, that the Holders have not stated a proper purpose for such inspection, and that the stated purpose is not the Holders' actual purpose.  In addition, with respect to the information sought in paragraph (h) of the Demand Letter, the Company does not believe that the Demand Letter complies with Section 220; therefore, the Company is not willing to produce such documents or materials at this time.
The Company's willingness to make the list of stockholders available to the Holders' designees is expressly conditioned upon delivery to the Company of (i) a certified check in the amount of $3,500, payable to the Company, covering the reasonable costs incurred and expected to be incurred by the Company in producing such list and (ii) a copy of the Confidentiality Agreement attached as Exhibit C to the Demand Letter executed by each of the Holders.
Upon satisfaction of the foregoing conditions, the Company or its counsel will contact you to make arrangements for inspection of the list of stockholders.
Very truly yours,

Todd J. Emmerman

EXHIBIT B
April 14, 2015

VIA EMAIL AND FEDERAL EXPRESS
Keating Muething & Klekamp PLL
One East Fourth Street, Suite 1400
Cincinnati, Ohio 45202
Attn: F. Mark Reuter, Esq.
Re:  Demand by Casey Capital, LLC and KC Gamma Opportunity Fund, LP
Dear Mr. Reuter:
Further to my letter to you of April 8th regarding the above-referenced demand, in light of the facts described in the letter of today's date from the Board of Directors of Essex Rental Corp. (the "Company") to Kevin Casey, the Holders (as defined in my April 8 letter) are not entitled to inspection of the Company's books and records under Section 220 of the Delaware General Corporation Law ("Section 220"), as the Holders' stated purpose for the demanded inspection does not constitute a proper purpose under Section 220.
Very truly yours,

Todd J. Emmerman

EXHIBIT C

CONTINENTAL
STOCK TRANSFER & TRUST

DIRECT REGISTRATION TRANSACTION ADVICE

Company Name: ESSEX RENTAL CORP.
Security Description: ESSEX RENTAL CORP. COM STK $.0001P.V.
CUSIP Number: 297187 106
Account Registration:

KEVIN M CASEY
108 RTE 39 N
SHERMAN CT 06784-1119

Transfer Agent: **Continental Stock Transfer & Trust Company**
Transfer Agent Account Number: 0000000211
Telephone Number: 212-509-4000 EXT. 541
Transaction Date: 04/16/15

Transaction Description: DRS CREDIT CONFIRMATION
Transaction Advice Number: CREDT 43243
Transaction Shares: 500

BROKER/DEALER INFORMATION

Name: NAT FIN SV
Participant Number: 0226
Customer Account Number: T5104O00045

Retain this advice as a record of your ownership of the above securities.

▲ **FOLD AND DETACH HERE** ▲

TRANSACTION REQUEST FORM - PLEASE KEEP THIS FORM FOR FUTURE REQUEST (SEE REVERSE SIDE FOR PROPER ENTRY INSTRUCTIONS)

Box #1 ☒ Change my address - Mark this box and complete the other side of form

H829
ACCT # 0000000211 KEV M CASEY

Box #2 ☒ Issue a certificate from my Direct Registration share position (Please choose one option):

[| | | | | |] **OR** All Shares (check here) ☐
(Indicate number of whole shares)

By requesting a physical stock certificate the shareholder bears responsibility for safekeeping and any future costs associated with replacing their stock certificate(s).

Please Note: A processing fee of $25.00 is required for certificate issuances. Make your remittance payable to Continental Stock Transfer & Trust Company. Submit payment together with your certificate request.

All Request must be signed by all registered owners	Signature	Signature	Date	Daytime Telephone No. ( )

KEVIN M CASEY
108 RTE 39 N
SHERMAN CT 06784-1119